Q3 2025 Shareholder Letter November 6, 2025

Shareholder Letter 2 Dear Grindr Shareholders,    Grindr delivered an excellent third quarter, with strong performance across all financial and user metrics, keeping us on track to achieve our full-year outlook of 26%+ revenue growth. We now expect full-year 2025 Adjusted EBITDA to be between $191–$193 million, reflecting an Adjusted EBITDA margin above 43%. 2025 has been the strongest year in Grindr’s history — marked by record profitability, accelerating product velocity, and durable engagement growth. We enter 2026 with even greater confidence in our trajectory and the scale of opportunity ahead. When we went public three years ago, our growth thesis was simple: expand Grindr’s product surface area with more high-quality experiences, so users find greater value. That value would drive revenue growth through a combination of higher conversion and better revenue capture, as well as higher revenue per paying user. Delivering on this thesis means continuously improving the product and expanding its usefulness to drive value for both users and the company. Our Q3 results, the strength we’ve seen throughout the year, and the positive user response to the new experiences we’ve launched over the past three years show that the strategy is delivering – and give us momentum for another exceptional year. I’m grateful to the entire Grindr team for their focus and execution. The Global Gayborhood in your Pocket™Q3 2025

Q3 2025
The Global Gayborhood in your Pocket™

Delivering More Value for Every User

Today the Grindr app is stronger than it's ever been – more robust in features, more effective at helping users connect, and less buggy. Grindr now offers a richer set of product experiences across both free and paid tiers, including Albums (photos, videos, fresh albums), Boost, Travel Boost, Super Boost updates to profile pages, Right Now, For You, chats stored in the cloud and never lost, chat summaries, MPU Recommendations, Taken on Grindr, Updated Privacy/Consent Center, improved Grid filtering and search, profile recommendations, and more. Together, these capabilities make Grindr faster, more relevant, and more valuable – enhancing discovery, privacy, reliability, and safety, while introducing AI-driven tools that help users connect with greater ease and intent.

Since launching these enhancements, engagement has deepened considerably: time spent on the app is up 15% since 2022 to over 67 minutes per user per day, with chats sent up more than 20% and taps sent up nearly 15% over the same period.


TIME
↑15%
2022
2025
OVER 67 MIN DAILY
DAILY TIME SPENT ON APP PER USER
CHATS
↑20%
2022
2025
TOTAL CHATS SENT ON THE APP
TAPS
↑15%
2022
2025
TOTAL TAPS SENT ON THE APP

As we indicated in August, the significant increase in product value within our paid tiers, along with the introduction of many new freemium features, has enabled us to begin testing pricing and packaging enhancements. This has included our first pricing change to Unlimited and XTRA since 2018. We are now asking users to pay only slightly more in exchange for significantly more functionality, experiences, and benefits. Early results show our approach is working, evidenced by de minimis churn (vs. control) among new subscribers to date. We expect testing to continue through the end of this year, ahead of a global rollout across the full subscriber base (new and existing payers) in 2026.

We believe this thoughtful approach to pricing will keep Grindr a healthy, highly active, and deeply engaged community – the best place in the world for gay people to find each other – as it always has been. Grindr's open chat architecture – where every user, free or paid, can connect and chat without limits – is a distinctive experience unlike any other gay or straight dating product. Our platform supported over 130 billion chats sent in 2024 – a testament to the thriving network we've built. Safeguarding that network and the open chat architecture that enables it is essential to our long-term success. Our growth comes from creating new product value, rather than limiting the open, free user engagement experience that uniquely defines Grindr.

Shareholder Letter
3

Q3 2025 The Global Gayborhood in your Pocket™


Over the past 3 years, Grindr's free product surface area has grown significantly
CHATS
100 FREE PROFILES
Free Surface Area
Paid Surface Area
XTRA
BOOST
UNLIMITED
GRINDR'S PRODUCT SURFACE AREA IN 2022
MPU RECOS
CHAT SUMMARIES
GRID + FILTER REDESIGN
RIGHT NOW
FRESH ALBUMS
IMPROVED SEARCH
Free Surface Area
Paid Surface Area
CHAT UPGRADE
PROFILE REDESIGN
TAKEN ON GRINDR
ALBUMS VIDEO
PREMIUM TIER (IN 2026)
CLOSED LOOPHOLES
BOOST / SUPER BOOST
RIGHT NOW
UNLIMITED
XTRA
GRINDR'S PRODUCT SURFACE AREA TODAY

Envisioning a New Premium Tier

Our next chapter of growth is powered by Grindr AI (gAI™, pronounced "gay I") – the foundation for new AI-native capabilities that sits primarily outside our existing subscription tiers today. The impact of these capabilities is so strong and effective that including them in current tiers would undervalue their contribution to the user experience. These innovations are designed to make the power-user's journey faster, smarter, and more intuitive. Features span personalized matching, intelligent chat summaries, recommendations, and powerful profile insights that go far beyond anything that's available in the market today. And there's even more on the horizon, especially for long-term relationships. Accordingly, we've begun alpha testing a new premium tier targeted to a select group of power users who want the most advanced Grindr experience. The goal is to bring our most sophisticated AI-native capabilities together in a single, differentiated offering for users seeking the most optimized and personalized experience.

A simpler way to think about our strategy is like air travel. Over the last few years, our existing tiers – XTRA and Unlimited – have evolved much like Economy and Business Class: both have been upgraded meaningfully, and we're aligning pricing accordingly. The new premium tier will be our "First Class" – designed for users who want the highest level of AI capability and performance we offer.

We expect this new tier to remain in testing and refinement over the next few quarters and we hope to be ready for global launch sometime in H2 2026. As a meaningful share of Unlimited users upgrades to this premium tier, we believe it will turn into a key driver of revenue growth from 2027 onward.

Shareholder Letter 4

Shareholder Letter 5 The Global Gayborhood in your Pocket™Q3 2025 As we build on our gAI platform to bring premium experiences to our users, we remain sharply focused on being the most trusted platform for our community. We are executing with privacy as a core design principle as Grindr becomes more personalized and intelligent, and that’s why we updated our Privacy Policy in September to introduce more transparency, new controls, and additional data safeguards. In addition to the foundational work around localization - which is a multi-year effort to fully realize — we’ve started to do some early, targeted work to raise awareness and engagement with the Grindr brand outside of English-speaking markets. In Q3, we launched Álbum Privado — Grindr’s first original Spanish-language content series - hosted by filmmaker David Velduque and inspired by our hit podcast, Growing Our Global Cultural Reach Grindr continues to shape culture globally by driving cultural relevance, brand love at a global scale, and engagement on and off the platform.  In September, Christina Aguilera partnered with us to temporarily replace Grindr’s iconic “bloop” notification with the opening notes of her hit Come On Over — a playful cultural crossover that drove 25 million in-app ad impressions, nine million App Store event impressions, and a 56% lift in positive sentiment across social, culminating in a live shoutout from Xtina herself to 40,000 fans at San Francisco’s Portola Festival.  discoverA-List Wingman FOR YOU Relationships Superboost Chat  SummariesMPU recs Throb Roam Right Now Premium AI features Incognito + unlimited profiles + viewed me + translate + everything in XTRA and more More profiles + recommendations + no third-party ads Robust free user experience monetized through ads Premium Unlimited Illustrative Freemium and Premium Tiers Come. On. Over. We're giving Xtina the keys to the Grindr bloop

Shareholder Letter 5 The Global Gayborhood in your Pocket™Q3 2025 Who’s the Asshole, offering an honest and funny take on love and sex. Since launch, Álbum Privado has surpassed 14 million views across YouTube and social. Looking ahead to 2026–27, we plan to expand our social presence in Portuguese and explore opportunities in India, a rapidly growing market. These early efforts are helping us reach users in ways that reflect their languages, cultures, and lived experiences—advancing toward our vision of The Global Gayborhood in Your PocketTM. Building for the Future Throughout 2025, we’ve continued to develop our leadership team to support and drive our next phase of growth. In October, we welcomed John North as our Chief Financial Officer. John brings more than two decades of global experience leading high-performance finance organizations across Fortune 500 and S&P 500 companies as CFO and CAO, and he has also served as CEO of a public company. Attracting talent of John’s caliber is a testament to both Grindr’s momentum and the opportunity in front of us. This year, we’ve created tremendous value for our community while delivering consistently on our financial goals and investing toward our future vision: a richer, more intelligent platform that deepens connection and drives greater value for both our robust network of free users and our growing base of paying users. We’ve built substantial value on top of the core product architecture that makes Grindr indispensable – enabling our continued growth to come from creating more value, not restricting access. It’s a model that strengthens our app, our network, and our business. As part of this letter, we’ve included a one-time look at Grindr’s user demographics to provide greater visibility into the breadth and diversity of our global network. These insights reaffirm that Grindr continues to be the platform of choice for the next generation of gay men, with strong engagement across every age group and particularly deep and sustained resonance among adults under 30. Our pricing, packaging, and tiered strategy is designed to grow monetization while strengthening the openness that defines Grindr – improving and expanding the freemium experience and ensuring a dynamic network that benefits all users. The momentum from our 2025 product delivery gives us a clear path to another strong year in 2026, and we are looking forward to telling you more about that in February. Thank you to the Grindr team for your focus and execution, and to our users and shareholders for your continued trust. Thank You, George Arison

Shareholder Letter 7 The Global Gayborhood in your Pocket™Q3 2025 Understanding Our User Base We recognize that most of our investors aren’t Grindr users, which makes it harder to develop an intuitive feel for the product and its community. With that in mind, we’re sharing more details about the users who make up our community in order to give investors a deeper perspective on Grindr’s unique business attributes. As part of that effort, we’re including the following demographic detail as a one-time disclosure to show why Grindr’s strong and consistent engagement, especially among younger adults, makes it so powerful and well positioned for long-term growth. Exhibit 11: Grindr’s network is indispensable to young gay adults. It is the first platform they turn to when they turn 18, because it’s the first place they can connect with others like them as adults, wherever they are in the world, and begin to explore what it means to be gay. That’s why Grindr thrives among men ages 18 to 30 and continues to be the defining platform for them – in the U.S. and globally. In the U.S., 46% of Grindr profiles – 45% in the U.K. — fall within the 18-29 age range (Gen Z and younger Millennials), roughly 2.2x the share of that cohort in each country’s general adult population 56% of Grindr profiles globally are within the 18-29 age group Grindr Profiles by Age Range % of Total - U.S. Grindr Profiles by Age Range % of Total - Global  Note: 18-22 is only a 4-year age range, 23-29 is a 7-year range, and all other age groups are 10-year ranges. Grindr's young adult users over-index the male population

Shareholder Letter 8 The Global Gayborhood in your Pocket™Q3 2025 Exhibit 22:   Younger adult users are even more predominant in emerging markets like India and the Phillipines, where significant social stigma is still keeping older generations of gay men in the closet. While younger users are more likely to participate in physical gayborhoods where they live and travel, not everyone has the privilege of that access and engagement. By building the digital global gayborhood, we’re democratizing access – giving everyone, across age groups and geographies, a way to connect and belong, even when physical gayborhoods aren’t accessible. That’s what the Global Gayborhood in Your PocketTM is about: creating a connected, inclusive space that goes beyond hookups to relationships, community, and shared experiences. Grindr Age Ranges of Profiles (GenZ to Millennial) - Top 12 Countries  1Profile account data, June 2025; US Data source: U.S. Census Bureau, 2024; UK data source: ONS Census 2021.  2Profile account data, June 2025.  3Profile account data, June 2025. The trend is more pronounced globally, particularly in APAC and LATAM Our older cohorts comprise a large majority of our payers, creating opportunity as new generations embrace our expanded product surface area Grindr Subscription Payer Penetration by Age Range - Global Exhibit 33:  Users aged 30+ show significantly higher payer penetration than younger groups. Users under 30 often get the full value they seek from Grindr without paying, in part because we offer such a rich free experience. Older users, by contrast, are more likely to pay – both because they have greater interest in value-added features and more disposable income – resulting in pay rates more than twice those of users aged 18–29. This creates a balanced, self-sustaining network that drives engagement, discovery, and monetization. More importantly for the future, the value we are building into our app today is what will drive payer growth and spending per payer as the new and growing generations of users aged 30 and under who make up over half of our global base today age into older cohorts over the next couple of decades.  Importantly, while we certainly strive to convert free users into subscribers, even more critical is providing for new, high-value experiences – such as premium discovery and new AI-driven tiers – for which payers want to spend more. This deepening engagement model scales efficiently and sustains long-term growth. We also see a significant opportunity to deepen engagement among gay men 40 and older in the U.S. and English-speaking countries, many of whom have Grindr accounts and used to be very active users but who now use the app less frequently and thus often fall outside our MAU. These users tell us they engage less as they age because the product does not address their needs at this stage of life as well as it used to when they were younger. Our intentions-based premium experiences (that all sit in our premium tier) – including features using gAI to tailor for discovery along more specific dimensions, or for dating – are being built in part to address this. This will position us to better serve this audience, which has more disposable income and thus more capacity to pay for premium services, for greater engagement in 2027 and beyond. A note about our user demographic data: This analysis is based on Grindr profiles that self-report age, which represent the majority of our users, but not all. (Often this age is publicly visible but sometimes it’s not.) However, user research shows that people in the 18– 22 and 45+ age cohorts are far less likely to provide their age, and some adjust it – typically upward among younger adult users and downward among older ones. As a result, the actual number of users in the 18-22 and 45+ age cohorts is likely higher than reflected in this data, which includes only self-reported ages. Even accounting for these, the majority of our users globally – and nearly a majority in the U.S. and U.K. – appear to be in the 18–29 age range.

Q3 2025 The Global Gayborhood in your Pocket™

Q3 2025 Financial & Operating Performance

We delivered an exceptional third quarter with outstanding performance across our financial and user metrics. Total revenue for the third quarter increased by 30% year-over-year to $116 million, net income was $31 million, representing a net income margin of 27%, and Adjusted EBITDA was $55 million, representing an Adjusted EBITDA margin of 47%.

In addition to continued strong Direct Revenue growth, significant advertising revenue growth driven by continued demand from our third-party advertising partners (TPAs), including strengthening international demand, fueled our results. In our subscription business, growth was driven by continued merchandising and paywall optimizations, which contributed to a record conversion rate of free to paid users in Q3.

Q3 2025 Operational Highlights

Average MAU	Average Paying Users	ARPPU
15.1M	**1.3M**	**$24.70**
+4% Year-Over-Year Growth	+17% Year-Over-Year Growth	+7% Year-Over-Year Growth

While Average MAU can serve as one indicator of platform health, it is not a primary metric by which we manage our business. Beginning with our Q4 2025 earnings report, we will shift to disclosing Average MAU on an annual basis, which reflects our approach to monitoring long-term user trends and which we believe is consistent with many of our public consumer Internet peers. We refer readers to the additional data provided on pages 7-8 of this shareholder letter for more insight on our user base and trends.

Revenue

Direct Revenue for the third quarter of 2025 was $96 million, up 25% year-over-year from $77 million in Q3 2024. The increase reflected continued strength in our Unlimited tier, which this year saw the introduction of additional duration options and feature updates, alongside the ongoing success of our Weeklies product across subscription tiers. Unlimited's durability, which shows the great value that power users get from Grindr, is one reason we are excited about our future premium tier. During the quarter we continued our merchandising optimization work and began testing price changes for a subset of new users across select regions.


Revenue
$ in millions
$89M
$12M
Indirect
$77M
Direct
$98M
$18M
Indirect
$80M
Direct
$94M
$14M
Indirect
$80M
Direct
$104M
$17M
Indirect
$87M
Direct
$116M
$19M
Indirect
$96M
Direct
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25

*The graphs presented above are for illustrative purposes and are not to scale.

Shareholder Letter 9

Q3 2025 The Global Gayborhood in your Pocket™

As a reminder, as we continue to add value in the app from new products and features, our optimization work includes experiments with appropriate subscription pricing and packaging of these products as well as price testing in our current tiers.

Indirect Revenue grew 56% year-over-year to $19 million in Q3 2025 compared to $12 million in Q3 2024, reflecting strong performance across international third-party advertising partners, where demand remained robust through the quarter.

Operating Income

Operating income for the third quarter of 2025 was $45 million, or 39% of revenue, compared to $28 million, or 32% of revenue in Q3 2024. Operating expenses, excluding cost of revenue, were $42 million in Q3 2025, up from $38 million in Q3 2024. The $4 million or 9% year-over-year increase was driven by higher people costs.

Net Income

Net income for the third quarter of 2025 was $31 million, compared to net income of $25 million in Q3 2024. Diluted earnings per share was $0.16 compared to $0.09 per share in the prior year.

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2025 was $55 million, or 47% of total revenue, compared to $40 million and 45% of total revenue in Q3 2024. In addition to the strong revenue growth, Adjusted EBITDA benefitted from higher capitalized expenses related to product development.


Adjusted EBITDA
$ in millions
$40M
$38M
$41M
$45M
$55M
Adjusted EBITDA margin
45%
40%
43%
43%
47%
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25

*The graphs presented above are for illustrative purposes and are not to scale.

Share Repurchase Program

On March 5, 2025, we announced that our Board of Directors authorized a two-year share repurchase program of up to $500 million shares of our common stock. Year-to-date we repurchased 25.1 million shares of common stock for approximately $450 million, representing an average per-share price of $17.93. Weighted-average diluted shares outstanding at the end of Q3 2025 were 192.6 million.

Shareholder Letter 10

The Global Gayborhood in your Pocket™Q3 2025 Guidance With our excellent performance through the first nine months of the year, we are revising our 2025 outlook. We are reaffirming our expectation of full-year revenue growth of 26% or greater and we now expect full-year 2025 Adjusted EBITDA to be between $191–$193 million, reflecting an Adjusted EBITDA margin above 43%. Our revenue outlook implies continued strong growth in Direct Revenue, but lower year-over-year growth in Indirect Revenue as Q4 2024 included a large one-time brand campaign that will not repeat. Our Adjusted EBITDA margin outlook implies continued strong, steady profitability in our business. Our Q3 result was higher in part due to non-recurring cost benefits related to executive transitions and higher capitalized expenses. Q3 2025 Performance Metrics Average Paying Users 1.3M Average Paying User Penetration 8.6% Average MAU 15.1M ARPPU $24.70 Conference Call  Grindr will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), November 6, 2025. The live audio webcast, along with the press release, will be accessible at https://investors.grindr.com/. A recording of the webcast will also be available on our website following the conference call. Shareholder Letter 11

Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 12

Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 13

Free Cash Flow and Free Cash Flow Conversion (in thousands) The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 14

Unaudited Condensed Consolidated Balance Sheets (in thousands, except for share data) The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 15

The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 16 Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) (in thousands)

Unaudited Condensed Consolidated Statement of Cash Flows (in thousands) The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 17

The Global Gayborhood in your Pocket™Q2 2025 Shareholder Letter 18 Unaudited Condensed Consolidated Statement of Cash Flows Continued (in thousands)

Forward Looking Statements This letter contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations, and future business plans, expectations and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,”  “projects,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, among others, statements regarding our annual revenue growth, adjusted EBITDA margin, and Adjusted EBITDA guidance for 2025; expectations for 2026 and revenue drivers for 2027; expectations for testing and rollout of changes in pricing and related timing; the impact of pricing changes on the Company’s community; our ability to develop new products and features, including AI-driven features through gAI and premium features; expansion plans in global markets;  and the impact of growing monetization on the freemium Grindr experience. Forward-looking statements, including guidance related to revenue growth, adjusted EBITDA margin, and adjusted EBITDA are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to retain existing users and add new users; (ii) the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and online safety laws and regulations and laws in the United States and abroad that apply to our products or services, including in the health and wellness sector; (iii) our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access; (iv) our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions; (v) our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles; (vi) our ability to respond to general economic conditions; (vii) competition in the dating and social networking products and services industry; (viii) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (ix) our ability to successfully adopt generative AI and machine learning processes and algorithms into our daily operations, including by deploying generative AI and machine learning into our products and services; (x) our dependence on the integrity of third-party systems and infrastructure; (xi) our ability to protect our intellectual property rights from unauthorized use by third parties; (xii) whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; (xiii) the impact of the non-binding proposal submitted to our Board of Directors by Messrs. G. Raymond Zage, III and James Fu Bin Lu, who collectively beneficially own, together with their affiliated entities, over 60.0% of the outstanding shares of Grindr's common stock, to acquire all of the outstanding shares of the Company's common stock at The Global Gayborhood in your Pocket™Q3 2025 Shareholder Letter 19

The Global Gayborhood in your Pocket™Q3 2025 for $18.00 per share in a going private transaction, as disclosed in recent amendments to their respective Schedule 13Ds filed on October 24, 2025; (xiv) the impact of resales of significant volumes of our securities by any of our directors and significant stockholders, including pursuant to one or more margin calls on such stockholders’loans, on the volatility of our stock price; (xv) the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases; and (xvi) the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts. The foregoing list of factors is not exhaustive.  Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward- looking statements contained in this press release are included in the section titled “Risk Factors'' included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and in quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except as required by law, Grindr assumes no obligation, and does not intend, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholder Letter 20 Non-GAAP Financial Measures Grindr uses Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow conversion which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.  Adjusted EBITDA adjusts for the impact of items that Grindr does not consider indicative of the operational performance of its business. Grindr defines Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liability; and employee transition costs, litigation-related costs, and other items, in each case, that are unrelated to Grindr’s core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs, and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. Grindr defines free cash flow as net cash provided by operating activities, less capitalized software development costs, and purchases of property and equipment. Free cash flow conversion is calculated by dividing free cash flow for a period by Adjusted EBITDA for the same period. Free cash flow and free cash flow conversion do not represent our residual cash flow available for discretionary purposes and do not reflect our future contractual commitments.

The Global Gayborhood in your Pocket™Q3 2025 Shareholder Letter 21 Grindr excludes the above items as some are non-cash in nature, and others may not be representative of normal operating results. While Grindr believes that Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow, and free cash flow conversion are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.   A reconciliation of Grindr’s non-GAAP financial measures to the most comparable GAAP financial measures for the three and nine months ended September 30, 2025 and 2024 are presented above. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA or Adjusted EBITDA margin to net income (loss) or net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA and Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results. Key Operating Measures Our key operating measures include Average Paying Users, Average Monthly Active Users (Average MAUs), Average Paying User Penetration, Average Direct Revenue per Average Paying User (ARPPU), and Average Total Revenue Per User (ARPU). We define our key operating measures and how we calculate them in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating and Financial Metrics” included under Part I, Item 2 in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. Trademarks This letter may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this letter may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks. About Grindr With more than 15 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your Pocket™, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190+ countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.